Back to the 10-K

Exhibit 32.01

SECTION 1350 CERTIFICATION

      I, Shaun D. O'Brien, the Chief Financial Officer of CIS Investments, Inc. ("CISI"), a General Partner of IDS Managed Futures II, L.P. (the "Partnership"), and I, James A. Davison, the President and Chief Executive Officer of CISI, certify that (i) the attached 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

James A. Davison President and Chief Executive Officer CIS Investments, Inc. March 29, 2005	Shaun D. O'Brien Chief Financial Officer CIS Investments, Inc. March 29, 2005